UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2010

Cinnabar Ventures Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-145443	98-0585450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17595 S. Tamiami Trail, Suite 300 Fort Myers, FL 33908
(Address of Principal Executive Office) (Zip Code)

239-561-3827
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As more fully described in Item 2.01 below, we acquired a “cloud-based” local area network company in accordance with a Share Exchange Agreement, dated January 26, 2010 (the “Share Exchange Agreement”), by and among Cinnabar Ventures Inc. (“we,” “Cinnabar” or the “Company”), YIPPY, Inc. (“YIPPY”) and the shareholders of YIPPY (the “YIPPY Shareholders”).  The closing of the transaction (the “Closing”) took place on January 26, 2010 (the “Closing Date”).  On the Closing Date, pursuant to the terms of the Share Exchange Agreement, we acquired all of the outstanding shares of YIPPY (the “YIPPY Common Stock”) from the YIPPY Shareholders.  In exchange for the YIPPY Common Stock, the Company issued 2,340,000 shares of the Company’s common stock (the “Exchange Shares”) to the YIPPY Shareholders, representing approximately 10.51% of the issued and outstanding common stock of the Company (the “Common Stock”) post closing (the “Merger”).

Pursuant to the Share Exchange Agreement, YIPPY became a wholly-owned subsidiary of the Company. The directors of the Company have approved the Share Exchange Agreement and the transactions contemplated under the Share Exchange Agreement. The sole director of YIPPY and the YIPPY Shareholders have approved the Share Exchange Agreement and the transactions contemplated thereunder.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 26, 2010, the Company acquired YIPPY in accordance with the Share Exchange Agreement.  On the Closing Date, pursuant to the terms of the Share Exchange Agreement, Cinnabar acquired 100% of the YIPPY Common Stock from the YIPPY Shareholders.  In exchange for the YIPPY Common Stock, the Company issued the Exchange Shares to the YIPPY Shareholders, representing approximately 10.51% of the issued and outstanding Common Stock of the Company. Richard Granville, Chief Executive Officer of the Company, is also the Chief Executive Officer and former majority shareholder of YIPPY.  Through its acquisition of YIPPY, Cinnabar acquired rights to 100% of the assets of YIPPY.

Business Summary

YIPPY is the world’s first fully functioning virtual computer. A cloud-based worldwide Local Area Network (LAN), YIPPY has turned every computer into a terminal for itself.  Instead of traveling with your laptop, with the extra baggage to carry and the concern of misplacement or theft, you could purchase storage on the YIPPY cloud for a negligible fee and access your files from any device with an internet connection. YIPPY incorporates television, gaming, news, movies, social networking, streaming radio, office applications, shopping, and more - all on the fastest Internet browser available today.

Website

YIPPY is a “skinny” website architecture, combining clean scripting with data basing for one-time object loads and one-time dynamic page loads. Because the pages aren’t constantly being refreshed, this results in a tremendous reduction of bandwidth and server space required, reduction in load time for the user, and fewer people required to run the code - once a module is developed, it runs itself. With “skinny” architecture, low data transfer, and a code-light Operating System (OS), YIPPY is able to run at an estimated 75% below the cost ceiling of a website generated in typical fashion. Our module-based system is constructed on a layered platform, making it possible for multiple functions to occur simultaneously. YIPPY not only offers video, gaming, web browsing, and more, it offers them at the same time, or according to the wishes of the user. Each function is dynamically set into its own layer, with overlapping controls.

Operating System

The custom YIPPY OS is fully operational, currently installed and running on existing hardware devices. Personal software needs have evolved beyond one-size-fits-all. Personal software needs by the user have evolved beyond “one size fits all.”  YIPPY’s essence is web-based agile software sets that are fully customized for “Look and Feel” for each vertical market penetration.  Computing must be made more personal to the end user and have relevant programming for their personal lifestyles.  This is accomplished through a VPN network grid with the ability through data basing to cookie-cut software packages together quickly and efficiently.

The purpose of running a web-based operating system is primarily such that a user can have his or her personal computer wherever there is an Internet connection, without having to have a physical computer.  This brings the advertising and media world to a global doorstep, as we have removed the cost-prohibitive aspects of having a physical computer and the inconvenience of traveling with one.

The YIPPY OS offers the best of the internet and most popular internet applications – standard browsing capabilities on a JavaScript-based web platform, clean search capabilities, video entertainment, gaming, news, social networking, documents, music, storage, and more all on a fully customizable platform.  The personal YIPPY platform will be via user signup (data based) and will include an amount of personal storage space to be used at the customer’s discretion – music, documents, files – all accessible through the user’s YIPPY account.

The customizable user interface features color schemes, themes, and a ‘drag and drop’ menu system whereby the user can select the menu icons he or she prefers to have displayed by accessing the control panel, and simply dragging the unwanted icons out of the menu (or back in). The database will display the standard (all icons and options available) for non-members and members who have not edited their preferences.  YIPPY will save individual user preferences until they are re-edited.  This will be particularly useful for mobile users, as the load time decreases significantly as the user customizes.  For example, if you only want to see one or two particular shows or news channels, the system needs only to load those particular options for the user.

The YIPPY web-based OS is a series of dynamically framed widgets, enabling a user or company to effectively embed the entire site into another website, or embed their personal YIPPY site, including user or company preferences, into another social networking page such as MySpace or Facebook.

The YIPPY web-based OS is written using HTML, Java, JavaScript, .asp, and PHP.  All databases are created and managed using Microsoft SQL and run with .asp dynamic controllers through a custom “Navicat” program developed to run seamlessly for all data calls.

Revenue Generating Advertising

Recurring revenue is achieved via unobtrusive ad programs that are strategically placed in the OS. These advertising impressions would be demographically and geographically quantified by the user’s registration and extremely valuable to the bottom line post-hardware sale.

For the web-based OS, YIPPY currently runs an in-player rich media ad set controlled by internal database and a banner system, which runs outside the player and is controlled on action by user click.  The banner system is also database controlled.  The video player is capable of running both clickable rich media ads and clickable banner ads in IAB Standard 300x250.  This is achieved by running a tiered database which calls advertising “video wallpaper” for the banner ads, which require JavaScript snippets (displaying the banner dynamically layered over the video wallpaper) and simply plays the video for rich media ads.  Each of our seventeen current television shows runs its own advertising database, allowing for marketers to target their products and services to a custom audience.

The outside player banner system is also run from database in targeted sets. This allows for us to control the behavior of the individual ad systems with regard to appearance, timing, geo-location, marketing and audience concerns (targeting). Each banner ad system runs a series of set-specific advertisements, which include banner and text ads, dynamic JavaScript snippets, or clickable image advertising specific to a particular advertiser.  The ads appear on click during the course of user interaction with the site, and all banners have the ability to be hand-closed by the user or dynamically closed using “next function” capabilities. The outside player advertising system currently uses IAB standard sizes 728x90 (leader board), 234x60 (half banner), and 300x250 (medium rectangle) but has the capabilities to display any standard-sized advertisement.  For special cases (custom ad sizes), the database can be configured to display any size banner seamlessly.

YIPPY also has the capability for data based interstitial advertising (full-screen) or background advertising, where the entire background of the page is formatted to advertise for a specific advertiser.  Custom backgrounds can be generated in-house as well as accepted from outside marketers.  Custom backgrounds appear on entrance to the site, and can be overridden by the user via our dynamic color/theme background changing tools.

The ad systems have the capability of caching on one’s machine within the YIPPY OS, allowing for ad impressions to be served even when there is no open connection to the Internet.  This is achieved via YIPPY’s dynamic intranet structure.

Video Player

The YIPPY video player currently features 17 television shows with unlimited capacity for expansion. The television shows are separately data based and run their own advertising systems, allowing for targeted marketing. With YIPPY, you can tailor your ad dollars to your audience. The video player object loads on site entrance only, and the content is controlled with a dynamically scripted interface. The YIPPY player also supports the capacity for shows to be controlled by trusted partners through a web-based upload form. This is done via database queue within the dynamic code set, requiring no personnel from YIPPY. The player module is dynamically resizable/xy mobile on click to infinite configuration. DB controls include show ordering, archiving, advertising, artwork, textual information, and cross-show display for programming which fits into multiple entertainment categories.

The video system is managed via database in three tiers:  site, show, and clip set.  For example, the YIPPY site (tier 1) contains seventeen shows (tier 2), and each show contains a show-specific clip set (tier 3).  Each individual show is assigned its own advertising system and its own ordered clip set.  Clip sets are dynamically managed and ordered via database, which includes the artwork, text descriptions, archiving, and all features associated with each show/episode.

The video player was developed using Macromedia Flash (versions 8+) and Action script (versions 2.0+).  The player can be configured to display one show at a time (current standard) or up to twelve shows in one player for syndication purposes.  All videos are embeddable/sharable using JavaScript snippets for social networking and distribution purposes.

The video player is set to run .flv files.  The player is configurable to detect a user’s connection speed and deliver video based on the speed returned.  This means that a lower resolution video is delivered to users with slow connections and/or weak connections and a high-resolution video is delivered to users with broadband or cable access.  This enables all users to experience YIPPY at similar levels – the player tailors to you and you see a smooth, seamless playback no matter where you are.  Mobile devices will run YIPPY at low resolution in order to save bandwidth and increase loading speed.

The raw movie/video files are edited using Sony Vegas software (versions 8+).  The videos are equalized (volume) and compressed.  The clip is set for 16:9 aspect ratio (wide screen), and rendered at 24 frames per second with a progressive scan and a pixel aspect ratio of 1.0.  The color compression depth is 24 bpp and runs in uncompressed video format.  Once the render is complete, the video is encoded into an ..flv format using Macromedia Flash Video Encoder.  The Video Codec is On2 VP6 with a max data rate of HD1080 kbps.  The frame rate is unchanged at 24 frames per second and the Audio HD Data Rate is set to 96 kbps.

The video database is set to run the standard .flv using the file name only, with an optional two pre-roll videos and two post-roll videos.  The pre- and post-roll videos are used primarily for buffering purposes (YIPPY presents, coming up next, etc.), but can also be used for advertisers to sponsor a particular episode of a particular show, parlaying nicely into the targeted advertising system.

Gaming Application

The YIPPY gaming application uses a JavaScript controlled module platform and can be minimized (small view), maximized (large view) or closed within our module. The window controllers can be faded backwards or forwards if you do not wish to view controls.  The games can be embedded into our JavaScript module directly from a developer’s server using object/embed tags for flash games, or using JavaScript snippets for non-flash games. Alternatively, the games can be stored on the YIPPY server and embedded locally as well. Audio within games is completely supported and graphics do not degrade within the scripted platform.

YIPPY Functionality

The YIPPY site is fully SEO compliant, and constructed in scripts which translate well for not only cross-browser applications, but cross-platform. The YIPPY will run perfectly from your home computer, but it will also run perfectly from your mobile device without losing function or quality. The YIPPY was designed from the ground up with your mobile device in mind. Given the features available, it seems perfectly natural that the YIPPY was designed with YOU in mind as well.

Intellectual Property & Other Assets

Copyrights

YIPPY includes Copyrights to the following:

•	All graphics appearing on YIPPY and/or other related web properties unless explicitly specified.
•	All photographs appearing on YIPPY and/or other related web properties unless explicitly specified.
•
All video content appearing on YIPPY and/or other related web properties unless explicitly specified, with the possible exception of video advertisements provided by clients of YIPPY and licensed for our distribution for advertising purposes.

Process Patents

YIPPY holds patents and/or rights to patents pending for the following:

•	Application No. 60981453; Related Patents:

i.	Electrical Computers and Digital Processing Systems
ii.	Middleware Configuration
iii.	Ubiquitous Communication and Processes

•	Application No. 20060190669; Class 711004000 (USPTO); Related Patents:

i.	Electrical Computers and Digital Processing Systems
ii.	Memory, Addressing Combined with Specific Memory Configuration or System
iii.	Dynamic-type Storage Device (e.g. Disk, Tape, Drum)

Web Properties

YIPPY owns a total of 197 Web Properties:

•	Domains Associated with YIPPY (19);
•	Domains Associated with RED NETWORK (116);
•	Domains Associated with MEDIA (26);
•	Domains Associated with REAL ESTATE / AUCTIONS (9); and
•	Domains Associated with DEVELOPMENT / OTHER (27).

YIPPY Web-Based Operating System

•	All Data and Displays Fully Database Driven, including the Advertising Platform and all other Modules.
•
“Skinny” Code Architecture, allowing the Dynamic Database to handle most of the load allowing for server side and client side interactions to use less data calls, making the overall user experience faster on a 3G connection.

All of the graphics, icons, themes, styles, news feeds, games, television shows, advertising campaigns and other contents unique to the page or module are set into a dynamic database, leaving the code in the files very minimal as it only contains behavior, not details.  Since the details are fed into the page automatically and then cached across our server network, the overall user experience is much faster because the YIPPY loads from the server set nearest you; the dynamic database handles the majority of the load when an action is called, and the rest is stored locally, only reloading if an update is made.  Another advantage to this is that the files themselves, once built, do not require constant maintenance.  All updates are made in the database, minimizing the likelihood of making an error in the code and also requiring fewer people to run YIPPY internally.

Navigation Modules

Navigation Modules are all modules facilitating and/or customizing the use of the site.  This includes but is not limited to the safe search function, the safe browsing function, all onClick button controls, and all menu systems, graphical and otherwise.

•	Communication Modules:

i.	Web-Based Email
ii.	Productivity Suite

The productivity suite joins email to storage, documents, tasks, calendars, and more.  The user is given a storage “bucket” on the YIPPY cloud, and will be able to upload or create and edit documents and store them within YIPPY.  This will enable the user to access his or her documents from any computer terminal with Internet access.  The productivity suite is compatible with most document types, including those generated by Microsoft Office products.

iii.	Video Conferencing
iv.	Live Chat
v.	Social Networking

•	Advertising Modules:

i.	In-Stream Custom Delivery of both Rich-Media and Mixed Media Advertisements.
ii.	Intuitive Banner Delivery Complimentary to In-Stream Advertisements.
iii.	Targeted Demography relational to IP address, Name, Age or Age Group, Sex, City, State, Zip Code, Historical Preference, Relative Economic Status, or any combination thereof.
iv.	Custom tracking of advertising views, clicks, and related data.
v.	Saleable custom scripts for embeddable tracking of real-time statistics for advertisements on other services.
vi.	In-House generation of advertising creatives for rich media and mixed media advertisements. Caching of Advertisements on local machines, allowing for delivery in the absence of an internet connection.

vii.	All in-player advertising fully clickable.

The Advertising Module is customizable to any demographic.  An advertiser may choose to run his campaign across the entire YIPPY platform, or they may choose to run it, for example, only while the user is playing a game.  As all user data is tracked and catalogued automatically in the database and fed into the Advertising Module, it is fully sensitive from the broadest sense down to the click. This means that an advertiser could opt to run his campaign only when a user clicks on the Major League Baseball News, and furthermore, only to users who are reading about baseball and are males ages 20-34 who live in Oakland. All advertising statistics are tracked automatically and reported, making for a tremendous degree of accuracy.   The ability to customize campaigns to the finest detail and guarantee reaching your target demographic makes the YIPPY advertising module unique and valuable.

•	Gaming Module:

The Gaming Module currently includes 25 flash games, some of which are hosted in-house and some of which are hosted by third parties.  The Gaming Module is capable of displaying pre-load interstitial advertisements as well as displaying custom games which have been developed in-house, or games which have been created by third-party developers, whether the games are hosted outside our server network through trusted partners or within the network.

•	Television Module:

i.	User-resizable dynamic television platform supportive of in-stream rich media and mixed media advertising.
ii.
YIPPY has created or obtained licensing and distribution rights for and currently offers 23 Network-Quality television shows, with 1,760 three to seven-minute video shorts (clips) produced, and approximately 275 Terabytes of raw content ready for production.  All content filmed between 2007 and 2009.

iii.	Custom Flash video player.
iv.	Infinite capability for expansion of programming, including ability to stream content from trusted partners.
v.
Built-In Connection Detecting Capabilities, allowing for delivery of low-resolution streaming for customers with slower internet connections, and high-definition television for customers with broadband or cable connections, enabling all users to experience YIPPY at similar levels.

The YIPPY television is also dynamically tied into the advertising module allowing for themed companion ads – for example, if a Coca-Cola commercial plays inside the player, the banner advertising ad outside the player is capable of changing to a Coca-Cola advertisement as well, thereby increasing the effectiveness of the campaign.

All video content is fed to the player via database, allowing for custom behaviors to be programmed both directly into and also complimentary to the television stream.  The television system can also be used as a standalone module.

•	Browser Module:

i.	Includes custom-built content filtering capabilities.
ii.	Includes custom-built search filtering capabilities.

The YIPPY browser is exceedingly fast.  All filtering functions are stored in database and automatically pinged when a user types in a URL or a search term.  Currently, the browser blocks in excess of 3.8 million undesirable sites.  “Undesirable” in this case has been defined as those sites, which contain content strictly intended for adults.  The browser can also be set to white-list (i.e, reverse blacklist), meaning that parents could technically choose to  limit a child’s browsing to just a few sites they know and trust.  The browser can also be set to recognize not only complete search terms or URLs, but regular expressions as well.

•	Radio Module:

The Radio Module can be set to play audio files from a user’s storage bucket (effectively allowing users to create their own “station”, custom XML playlists, or live radio broadcasts.  The radio is tied into the advertising system also, allowing for audio-based advertising campaigns or standard banners.  In addition to supporting live streaming for podcast or traditional AM/FM radio broadcasts, the current file types supported in playlist mode are MP3, M4A, WAV, or WMV file types.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Share Exchange Agreement, on January 29, 2010, we issued 2,340,000 shares of our Common Stock to the YIPPY Shareholders in exchange for 100% of the outstanding shares of YIPPY.  Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 9.01 Financial Statements and Exhibits.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Audited Consolidated Financial Statements of Yippy will be filed as an amendment to this Form 8-K within seventy-one (71) days of the date of this filing.

The Unaudited Consolidated Financial Statements of Yippy will be filed as an amendment to this Form 8-K within seventy-one (71) days of the date of this filing.

(b)  PRO FORMA FINANCIAL INFORMATION.

The pro forma financial information will be filed as an amendment to this Form 8k within seventy-one (71) days of the date of this filing.

(c)  SHELL COMPANY TRANSACTIONS

N/A

(d)  EXHIBITS

2.1 Share Exchange Agreement, by and among Cinnabar Ventures Inc., YIPPY, Inc. and the shareholders of YIPPY, Inc., dated January 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CINNABAR VENTURES INC.

Date: February 1, 2010	By:	/s/ Richard Granville
Richard Granville
Chief Executive Officer